UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2009

EASTERN VIRGINIA BANKSHARES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Virginia	0-23565	54-1866052
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Hospital Road Tappahannock, Virginia		22560
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (804) 443-8423

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 3, 2009, Eastern Virginia Bankshares, Inc. (the “Eastern Virginia”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with First Capital Bancorp, Inc. (“First Capital”). The Merger Agreement sets forth the terms and conditions of the merger of First Capital with and into Eastern Virginia (the “Merger”). After the effective time of the Merger, First Capital Bank, a wholly-owned subsidiary of First Capital, will merge with and into EVB, a wholly-owned subsidiary of Eastern Virginia.

Under the terms of the Merger Agreement, Eastern Virginia will acquire all of the outstanding shares of First Capital. The shareholders of First Capital will receive, for each share of First Capital common stock that they own immediately prior to the effective time of the Merger, 0.98 shares of common stock of Eastern Virginia (the “Exchange Ratio”). In addition, at the effective time of the Merger, each outstanding option to purchase shares of First Capital common stock under any of First Capital’s stock plans shall vest pursuant to its terms and shall be converted into an option to acquire the number of shares of Eastern Virginia common stock equal to the number of shares of common stock underlying the option multiplied by the Exchange Ratio. The exercise price of each option will be adjusted accordingly.

As previously disclosed, the United States Department of the Treasury (the “Treasury”) holds preferred stock and warrants to purchase common stock of First Capital pursuant to the Capital Purchase Program. The Treasury will receive preferred stock of Eastern Virginia with identical rights to any preferred stock of First Capital that it owns immediately prior to the effective time of the Merger. In addition, any outstanding warrants issued to the Treasury to purchase common stock of First Capital will be converted into warrants to purchase common stock of Eastern Virginia. The number of shares of Eastern Virginia common stock and the per share exercise price will be adjusted to reflect the Exchange Ratio.

At the effective time of the Merger, Joe A. Shearin will remain Chief Executive Officer and President of Eastern Virginia. John M. Presley, the current Managing Director and Chief Executive Officer of First Capital, will become Managing Director and Chief Financial Officer of Eastern Virginia. Robert G. Watts, Jr., the current President and Chief Executive Officer of First Capital Bank, will serve as President and Chief Executive Officer of EVB, and Joseph H. James, Jr. will remain Chief Operating Officer of EVB.

The board of directors of Eastern Virginia will include thirteen persons, five of whom will be selected from the current board of First Capital and eight of whom will be selected from the current board of Eastern Virginia. W. Rand Cook will remain chairman of the board of Eastern Virginia and Grant S. Grayson, First Capital’s current chairman, will become vice chairman of the board of Eastern Virginia.

Consummation of the Merger is subject to a number of customary conditions including the approval of the Merger by the shareholders of each of Eastern Virginia and First Capital and the receipt of all required regulatory approvals. The Merger is expected to be completed by year end 2009. Pursuant to the Merger Agreement, either party may terminate the Merger in the event the Merger is not consummated by December 31, 2009. In addition, either party may terminate the Merger in certain circumstances, including if either Eastern Virginia or First Capital are not “well capitalized” as of the last full calendar month that is at least fifteen days before the effective time of the merger or if certain pro-forma capitalization ratios for the combined company are not met. The termination of the Merger will, in certain circumstances, obligate First Capital to pay Eastern Virginia its transaction expenses of up to $200,000 or a termination fee of $1.25 million to $2.5 million depending on the triggering event and Eastern Virginia to pay First Capital its transaction expenses of up to $200,000 or a termination fee of $1.25 million to $2.5 million depending on the triggering event.

A copy of the Merger Agreement is being filed as Exhibit 2.1 to this report and is incorporated by reference into this Item 1.01. The description of the Merger Agreement above is a summary, does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement. The Merger Agreement has been included to provide information regarding the terms of the Merger. It is not intended to provide any other factual information about Eastern Virginia. Such information can be found in the other public filings that Eastern Virginia makes with the Securities and Exchange Commission, which are available without charge at www.sec.gov.

The Merger Agreement contains representations and warranties the parties made to each other. The assertions embodied in those representations and warranties by Eastern Virginia are qualified by information in the confidential disclosure schedules attached to the Merger Agreement. While Eastern Virginia does not believe that these schedules contain information that securities laws require it to disclose publicly, other than information that has already been so disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the attached Merger Agreement. Accordingly, the representations and warranties should be not be relied on as characterizations of the actual state of facts, since they may be modified in important part by the underlying disclosure schedules.

In connection with the Merger Agreement, each of the directors of Eastern Virginia and First Capital entered into a Support Agreement with Eastern Virginia and First Capital in which each individual agreed to vote the shares that he or she owns in favor of the Merger. In addition, each individual agreed not to transfer, sell or otherwise dispose of such shares. The forms of Support Agreement are attached as Exhibits 6.8(a) and 6.8(b) to the Merger Agreement and are incorporated by reference into this Item 1.01.

This report shall not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction in which such solicitation would be unlawful.

Important Merger Information

Eastern Virginia will file with the Securities and Exchange Commission a registration statement on Form S-4 to register the shares of its common stock to be issued to the shareholders of First Capital in connection with the proposed transaction. The registration statement will include a joint proxy statement/prospectus that will be sent to the shareholders of Eastern Virginia and First Capital seeking their approval of the proposed merger. The joint proxy statement/prospectus will contain important information about Eastern Virginia, First Capital, and the merger and about the persons soliciting proxies from shareholders in the merger, including the officers and directors of Eastern Virginia and First Capital, and their interests in the merger, such as their stock ownership in First Capital.

Additional information about First Capital’s directors and executive officers is included in First Capital’s Annual Report on Form 10-K for the year ended December 31, 2008, which was filed with the Securities and Exchange Commission and is available on First Capital’s website at www.1capitalbank.com and at the First Capital address provided below, and in First Capital’s proxy statement to be filed with the SEC in connection with its 2009 annual meeting of shareholders.

Additional information about Eastern Virginia’s directors and executive officers is included in Eastern Virginia’s Annual Report on Form 10-K for the year ended December 31, 2008, which was filed with the Securities and Exchange Commission and is available on Eastern Virginia’s website at www.evb.org and at the Eastern Virginia address provided below, and in Eastern Virginia’s proxy statement to be filed with the SEC in connection with its 2009 annual meeting of shareholders.

Eastern Virginia and First Capital urge their shareholders and other investors to read the registration statement on Form S-4 and the joint proxy statement/prospectus included in the registration statement on Form S-4, and any other relevant documents to be filed with the SEC in connection with the proposed transaction, because they will contain important information about Eastern Virginia, First Capital, and the proposed transaction.

Shareholders and investors may obtain free copies of the joint proxy statement/prospectus and other documents related to the merger, once they are filed with the SEC, through the SEC’s website at www.sec.gov. Free copies of the proxy statement/prospectus and other relevant documents also may be obtained by directing a request by telephone or mail to the following:

Eastern Virginia Bankshares, Inc. 330 Hospital Road Tappahannock, VA 22560 Attention: Cheryl Wood Telephone Number: (804) 443-8422	First Capital Bancorp, Inc. 4222 Cox Road, Suite 200 Glen Allen, VA 23060 Attention: John Presley Telephone Number: (804) 273-1254

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of April 3, 2009, by and between Eastern Virginia Bankshares, Inc. and First Capital Bancorp, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERN VIRGINIA BANKSHARES, INC.

Date: April 6, 2009	By:	/s/ Ronald L. Blevins
Ronald L. Blevins
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of April 3, 2009, by and between Eastern Virginia Bankshares, Inc. and First Capital Bancorp, Inc.